                                                                   EXHIBIT 10.3

                           UMPQUA HOLDINGS CORPORATION
                                       and
                                   UMPQUA BANK

                              EXECUTIVE EMPLOYMENT
                           AND COMPENSATION AGREEMENT

                                       FOR

                               DANIEL A. SULLIVAN

                           DATED AS OF MARCH 21, 2001

8.  Termination Of Employment In Connection With A Change In Control

                            EXECUTIVE EMPLOYMENT AND
                             COMPENSATION AGREEMENT

Date:    Effective as of March 21, 2001

Parties: Umpqua Holdings Corporation, a financial holding company, and Umpqua
         Bank, a bank chartered under the laws of the State of Oregon, its subsidiaries and affiliates (the "Company")

         and

         Daniel A. Sullivan (the "Executive")

Agreement:     The Company and the Executive agree as follows:

1.       Effective Date Of Agreement
         ---------------------------

         This Agreement is effective as of March 21, 2001.

2.       Term Of Employment
         ------------------

         The term of this Agreement shall commence as of March 21, 2001 and shall continue until the close of the Company's business on November 2,
         2003 ("Term of Employment").

3.       Obligation Of The Parties To Negotiate In Good Faith
         ----------------------------------------------------

         Upon the expiration of the Term of Employment, the parties agree to negotiate with one another in good faith regarding another Executive
         Employment and Compensation Agreement. Upon the expiration of the Term of Employment, the Executive shall be deemed to be an "employee at will."

4.       Employment Position, Duties, And Responsibilities
         -------------------------------------------------

         The Company agrees to continue the Executive in its employ, and the
         Executive agrees to remain in the employ of the Company for the Term of
         Employment in the position and with the duties and responsibilities of a Executive Vice President and Chief Financial Officer of the Company
         and shall report to the President and Chief Executive Officer of Umpqua
         Holdings Corporation. At all times during the Term of Employment the
         Executive shall hold a title and position of responsibility commensurate with the Executive's title and position on March 21, 2001.

5.       Compensation
         ------------

         During the Term of Employment, the Executive shall be paid by the
         Company as follows:

        a.      Annual Base Salary
                ------------------

                  A minimum annual base salary of $171,200 ("Base Salary"),
                  payable at the rate of not less than $14,267 per month, for the remainder of the calendar year 2001, and for the remainder of the Term of Employment, together with such increases as may be awarded by the Company from time to time in accordance with the Company's regular practices of salary increases for
                  executives; plus

        b.      Annual Executive Performance Bonus
                ----------------------------------

                  An annual executive performance bonus under the Company's
                  Executive Bonus Compensation Plan or such equivalent successor plan as may be adopted by the Company from time to time
                  ("Performance Bonus").

        c.      Retirement Plans
                ----------------

                  The Executive shall be a full and vested participant in all of the Company's retirement, and deferred compensation plans, if any ("Retirement Plans") to the extent permitted by such
                  plans; plus

        d.      Fringe Benefits
                ---------------

                  The Executive shall be entitled to a monthly car allowance of
                  $500, payment or reimbursement of: club dues and initiation fees for Roseburg Golf and Country Club and the Multnomah
                  Athletic Club; other club dues or dues for civic organizations which in the opinion of the Board of Directors are beneficial to the Company; and Executive's reasonable expenses incurred by the Executive in the conduct of his duties.

6.       Employee Benefit Plans
         ----------------------

         In addition to the payments and other benefits provided for in this
         Agreement, the Executive shall be entitled to participate in the
         Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan,
         and the Executive Profit Sharing and 401K Plan, if any, to the extent permitted by such plans. If no such plans are in effect as of the date of this Agreement, then the Executive shall become a participant as soon as such plan or plans become operative.

         Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or practice.

         During the Term of Employment, the Executive's benefits set forth in this Agreement shall not be less than those benefits available to the
         Executive as of the date of this Agreement. The nature, level, and extent of such benefits to which Executive is entitled may be reduced only with the Executive's written consent.

7.       Termination Of Executive's Employment During the Term Of
         Employment
         --------------------------------------

        a.      Termination Of The Executive's Employment By The Company
                For "Cause"
                ---------------------------------------

                  In the event the Executive's employment is terminated by the
                  Company during the Term of Employment for "cause" (as defined in Section 9), the Executive shall be entitled to receive
                  payment only for those sums, benefits, and other fringe
                  benefits which have accrued to and are due and owing the
                  Executive as of the effective date of the termination of his employment ("Effective Date"). Executive shall not be entitled to any other sums for the remainder of the Term of Employment.

        b.      Termination Of The Executive's Employment By The Company
                Within One Year After Hiring A New Chief Executive
                Officer or President
                ------------------------------------------

                  In the event that the Company hires a new Chief Executive
                  Officer or President and the Executive's employment is
                  terminated by the Company within one (1) year following the date of employment of the new Chief Executive Officer or
                  President, then the Executive shall be entitled to receive and the Company shall be obligated to pay the Executive:

                  1.       All compensation, benefits, and other fringe benefits
                           accrued to the Effective Date;

                  2.       A minimum amount equal to nine (9) months' Base
                           Salary as defined in Section 5.(a);and

                  3.       An amount equal to the projected Performance Bonus as
                           defined in Section 5.b. for the year in which the
                           Effective Date occurred, pro-rated based upon the
                           number of months during such year in which the
                           Executive was employed. For example, if Executive's
                           employment was terminated after six months of a bonus
                           year, and the projected bonus for the Executive for
                           that year was $20,000, then the Executive would be
                           entitled to receive the sum of $10,000 as the
                           projected pro-rated bonus for that year.

                  4.       Health insurance benefits available to the Executive
                           on the Effective Date shall continue in full force
                           and effect for the maximum time allowed by law
                           following the Effective Date.

        c.      Payment of Sums Due Executive
                -----------------------------

                  All sums due the Executive pursuant to this Section 7 shall be paid by the Company to the Executive in full, in cash, or the equivalent of cash, within five days from the Effective Date.

8.      Termination Of Employment In Connection With A Change In Control Of
        Company
        -------------------------

         The provisions of this Section 8 shall govern all severance or termination payments to the Executive in the event that the Company is subject to a "change in control" (as defined in Section 10).

        a.      Termination of Employment Of The Executive By The Company Or
                The Company's Successor In Interest,  In Anticipation  Of,
                In Connection With, Or After A Change In Control
                ----------------------------

                  In the event that the Company, its successor in interest by merger, its transferee, or the new owner of a controlling
                  interest in the Company's stock, terminates the Executive's employment or causes the termination of the Executive's
                  employment during the Term of Employment in anticipation of, in connection with, or after a change in control has occurred, then the Company, its successor in interest by merger, its transferee, or the new owner of its stock, as the case may be, shall pay the Executive an amount equal to two times the
                  average of the total annual compensation, as defined in
                  Section 5.a. and b., including the Base Salary plus the
                  Performance Bonus, paid to the Executive during the last two full calendar years of employment (including employment
                  pursuant to a prior agreement dated March 31, 1999 between the
                  Company and the Executive).

        b.      Termination Of Employment By Executive After A Change In
                Control And Occurrence Of A "Triggering Event"
                ----------------------------

                  In the event that the Executive terminates his employment
                  during the Term of Employment after a change in control and a
                  "triggering event" (as defined in Section 10) has occurred, then the Company, its successor in interest by merger, its transferee, or the new owner of a controlling interest in the
                  Company's stock, as the case may be, shall pay the Executive the following amount: an amount equal to two times the average of the total annual compensation, as defined in Section 5.a.
                  and b., including the Base Salary plus the Performance Bonus, paid to the Executive during the last two full calendar years of employment (including employment pursuant to a prior
                  agreement dated March 31, 1999 between the Company and the
                  Executive).

        c.      Payments to Executive
                ---------------------

                  Executive shall be paid those amounts specified in this
                  Section 8 in full, in cash or the equivalent of cash, five days after the Effective Date.

        d.      Excess Parachute Payment
                ------------------------

                  If the lump sum payment under this Section 8 of this
                  Agreement, either alone or together with other payments to which the Executive is entitled to receive from the Company, would constitute an "excess parachute payment" as defined in
                  Section 280G of the Internal Revenue Code of 1986, as amended
                  (the "Code"), such lump sum severance payment shall be reduced to the largest amount that will result in no portion of the lump sum payment under this Section 8 of this Agreement being subject to the excise tax imposed by Section 4999 of the Code.
                  The determination of any reduction in the lump sum severance payment under this Section 8 of this Agreement, pursuant to the foregoing provisions, shall be made by mutual agreement of the Company and the Executive.

9.      Definition Of "Cause"
        ---------------------

         "Cause" is defined as personal dishonesty, willful misconduct, breach of fiduciary involving personal profit, failure to perform his stated
         duties as Executive Vice President and Chief Financial Officer of the
         Company, or failure of the Executive to devote his full time and undivided attention during normal business hours to the business and affairs of the Company, (except for reasonable vacations, illness or disability and time devoted by the Executive to serving as a director or member of any committee or organization engaging in charitable and community activities).

10.      Definition Of "Change In Control" and "Triggering Event"
         --------------------------------------------------------

         A "change in control" is defined as any transaction, act, series of transactions or series of acts that either:

         (a)      would constitute a change in control for purposes of The Bank
                  Act (ORS Chapters 706 through 716), the Bank Holding Company
                  Act of 1956, as amended, The Bank Merger Act, as amended, The
                  Change In Bank Control Act, as amended, or The Securities
                  Exchange Act Of 1934, as amended, (collectively referred to herein as the "Acts"), assuming the Company is subject to the foregoing Acts regardless of whether the Company is actually subject to the provisions of any such Acts;

         (b)      would result in any person, entity or group of persons as
                  those terms are used in Sections 13(d) and 14(d) of the
                  Securities Exchange Act of 1934 (but excluding an Employee
                  Stock Ownership Plan) becoming a beneficial owner, directly or indirectly of the securities of the Company representing 20%
                  or more of the combined voting power of the Company's then outstanding shares; or

         (c)      would result in individuals who were directors of the Company as of the date of this Agreement ceasing to constitute at
                  least a majority of the Board of Directors of the Company at any time prior to November 3, 2003.

         A "triggering event" is defined as any one of the following events which take place after a change in control has occurred:

         (a)      failure to elect or reelect the Executive to the same or
                  higher office or removal of the Executive from the office of
                  Executive Vice President and Chief Financial Officer;

         (b)      a significant diminution in the nature or scope of the
                  authorities, powers, functions, or duties related to the
                  position of Executive Vice President and Chief Financial
                  Officer of the Company (including status, offices, and
                  reporting requirements), or a reduction in the compensation to which Executive is entitled as set forth in Section 5 which is not remedied within 30 days after receipt by the Company of written notice from the Executive;

         (c)      the Company requiring the Executive to be based at any office or location more than 50 miles from 200 Market Street,
                  Portland, Oregon, or the Company requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the date of this Agreement;
                  or

         (d)      breach by the Company of any provision of this Agreement not covered within the foregoing clauses (a), (b), and (c) of this section, which is not remedied within 30 days after receipt by the Company of written notice from the Executive;

                  For the purposes of this Section 10 and this Agreement,
                  "Company" shall include the Company's successor in interest by merger, its transferee of all or substantially all of the
                  Company's assets and/or liabilities, or the new owner of a controlling interest of the Company's stock.

         (e)      The liquidation, dissolution, consolidation or merger of the
                  Company or one or more of the Company's subsidiaries or
                  affiliates, or the transfer of all or a significant portion of the assets and/or liabilities of the Company, or one of its subsidiaries or affiliates, unless a successor or successors
                  (by merger, consolidation or otherwise) to which all or a
                  significant portion of the Company's assets and liabilities or the assets and liabilities of any of its subsidiaries have been transferred, shall have assumed and discharged all duties and obligations of the Company to the Executive under this
                  Agreement.

         An election by the Executive to terminate his employment after the occurrence of a change in control and the occurrence of a triggering event as defined herein, shall entitle the Executive to payment of those sums specified in Section 8.b.

11.      Unexercised Stock Options
         -------------------------

         In the event that the Executive shall hold as of the Effective Date any outstanding and unexercised (whether or not exercisable at the time)
         stock options or options previously granted by the Company, the disposition of such options shall be made in accordance with the
         Company's Incentive Stock Option Plan (if any).

12.      Right To Seek Arbitration
         -------------------------

         Either party shall have the right, in addition to all other rights and remedies provided by law at their election, either to seek arbitration in Oregon, under the rules of the American Arbitration Association or to institute a judicial proceeding, in either case within 90 days after having received notice of termination of his employment.

13.      Obligation To Mitigate Damages
         ------------------------------

         In the event of the Executive's termination of employment, the
         Executive shall not be required to mitigate damages by seeking other employment.

14.      Confidential Information
         ------------------------

         Executive agrees not to disclose at any time any confidential information obtained by him while in the employ of the Company. The executive also agrees that upon leaving the Company, he will not take with him any document of the Company's which is of a confidential or proprietary nature.

15.      Withholding
         -----------

         All payments required to be made by the Company to the Executive pursuant to this Agreement shall be subject to applicable federal and state withholding requirements.

16.      Notices
         -------

         All notices, requests, demands, and other communications provided for by this Agreement will be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto at the address stated below or to such changed addresses as the addressee may have given by similar notice:

        To the Company:                     Umpqua Holdings Corporation
                                            200 Market Street
                                            Portland, Oregon  97201

        To the Executive:                   Daniel A. Sullivan
                                            P.O. Box 1817
                                            Roseburg, Oregon  97470

         Any such notice delivered in person shall be deemed to have been received on the date of delivery.

17.      General Provisions
         ------------------

         (a)      There shall be no right of set-off or counter-claim against any payments to the Executive, his surviving spouse,
                  beneficiaries, or estate. All sums to which the Executive is entitled pursuant to this Agreement shall, upon his death, be paid to his surviving spouse, heirs, or to his estate, if
                  there is no surviving spouse.

         (b)      The Company and the Executive recognize that each party will have no adequate remedy at law for breach of this Agreement;
                  and that in the event of any such breach, the Company and the
                  Executive agree and consent that the other shall be entitled to apply for and obtain a Decree of Specific Performance.

         (c)      No right or interest to or in any payment shall be assignable by the Executive, provided, however, that this provision shall not preclude the Executive from designating one or more
                  beneficiaries to receive any amount or amounts that may be payable to him after his death and shall not preclude the
                  legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his
                  Will or in the case of intestacy to the person or persons
                  entitled thereto under the laws of intestate succession of the
                  State of Oregon.

18.      Successors To The Company
         -------------------------

         This Agreement shall be binding upon and inure to the benefit of the
         Company and any successor of the Company, including without limitation any corporation or corporations acquiring directly or indirectly all or substantially all of the assets and/or liabilities, or a controlling interest in the stock of the Company, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the
         Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company.

19.      Amendment Or Modification
         -------------------------

         This Agreement may not be amended or modified without the written consent of the parties to this Agreement. A waiver by either party to this Agreement of any breach by the other party shall not be deemed to be a waiver of any subsequent or continuing breach.

20.      Severability
         ------------

         In the event that any portion of this Agreement is declared unenforceable, the remaining portions of this Agreement shall be unaffected and shall remain in full force and effect.

21.      Legal Expenses
         --------------

         If the Company fails to comply with any of its obligations under this
         Agreement, or in the event that the Company or any other person takes any action or declares this Agreement unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits intended to be provided to the
         Executive hereunder, and provided further that the Executive has complied with all of his obligations under this Agreement, the Company hereby authorizes the Executive to retain counsel of his choice at the sole expense of the Company to represent the Executive in connection with the initiation or defense of any litigation or other legal action whether by or against the Company, or any director, officer, shareholder, or other person affiliated with the Company in any jurisdiction. The reasonable fees and expenses of counsel selected by the Executive as provided herein shall be paid or reimbursed to the

         Executive by the Company on a regular periodic basis upon presentation by Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices up to a maximum aggregate amount of $60,000 for legal fees and expenses which shall be paid regardless of whether the Executive prevails in any legal action.

22.      Continuation Of Benefits
         ------------------------

         During any period of time that the validity or enforceability of this
         Agreement is being challenged by any party, the Company shall continue to cover the Executive and his beneficiaries under the Company's cafeteria plan, hospital plan, health care plan, dental plan, life or other insurance or death benefit plan, or other present or future similar group or employee benefit plan or program for which key executives of the Company are eligible to the same extent as if the
         Executive had continued to be an employee of the Company.

DATED as of March 21, 2001.

                                         UMPQUA HOLDINGS CORPORATION

                                         By:    /s/ Raymond P. Davis
                                                -------------------------------
                                         Title: President and CEO
                                                -------------------------------

                                            /s/ Daniel A. Sullivan
                                           ------------------------------------
                                            Daniel A. Sullivan